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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
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                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report:  June 18, 1997

                         BELLWETHER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                        0-9498                76-0437769
(State or other jurisdiction of        (Commission              Applied for
incorporation or organization)         File Number)            (IRS Employer
                                                             Identification No.)



                 1331 Lamar Suite 1455    Houston, Texas  77010


                    (Address of principal executive offices)



Registrant's telephone number, including area code:   713-650-1025



         (Former name or former address, if changed since last report.)





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Item 4. Changes in Registrant's Certifying Accountants.

        (a) In anticipation of its approaching year-end, the Registrant terminated the engagement of Deloitte & Touche LLP ("D&T") as the Registrant's principal independent accountants responsible for auditing all of the Registrant's financial statements, effective on or about June 18, 1997.

        D&T's reports on the Registrant's financial statements for each of the past two fiscal years neither contained an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        The Registrant intends to obtain the approval of the Board of Directors of the selection of the new accountants within the next month. The decision to change accountants was not based upon a formal recommendation of the Board of Directors, however certain directors participated in the decision process.

        The Registrant believes that during its two most recent fiscal years and the subsequent interim periods, there was, with regard to D&T, neither any disagreement of the type described in Item 304(a) (1) (iv) of Regulation S-K nor any reportable event of the type described in Item 304(a) (1) (v) of Regulation S-K.

        The Registrant has sent a copy of the disclosures made herein to D&T not later than the day that this form was filed with the Securities and Exchange Commission and has requested such auditors to provide the Registrant with a letter stating whether or not D&T agrees with the statements made herein and, if not, stating the respects in which D&T does not agree. When received, such letter will be attached as an exhibit to this Form 8-K by amendment.

        (b) On or about June 18, 1997 the Registrant engaged the services of KPMG Peat Marwick LLP as its new principal independent accountants and auditors to audit all of the Registrant's financial statements.

Item 7. Financial Statements and Exhibits
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        (c)  Exhibits

        16.1* Letter addressed to Securities an Exchange Commission from
              Deloitte & Touche LLP


*           To be filed by amendment.


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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 23, 1997        BELLWETHER EXPLORATION COMPANY


                           By: /s/ CHARLES C. GREEN, III
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                           Charles C. Green, III, Executive Vice President
                           and Chief Financial Officer



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